Exhibit 99.1

June 27, 2013

To:	The Board of Directors Feihe International, Inc. (the “Company”) Star City International Building 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing, China 100016

Attn:	Board of Directors and Secretary

I, Kirk Downing, hereby resign from my position as a director of the Company with effect as of the date and time that the merger of Infant Formula Merger Sub Holding Inc. and the Company becomes effective.

My resignation is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Very truly yours,

/s/ Kirk Downing
Kirk Downing